UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2015

MERCURY GENERAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	001-12257	95-221-1612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4484 Wilshire Boulevard
Los Angeles, California 90010

(Address of Principal Executive Offices)
____________________

(323) 937-1060

(Registrant’s telephone number, including area code)
____________________

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE - This Form 8-K/A is being filed solely to update the discretionary bonus awarded to Mr. Christopher Graves for 2014.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
2015 Incentive Award Plan
On February 6, 2015, the Board of Directors of Mercury General Corporation (the “Company”) approved the Mercury General Corporation 2015 Incentive Award Plan (the “2015 Plan”), subject to shareholder approval at the upcoming 2015 Annual Meeting of Shareholders. The 2015 Plan was adopted by the Board of Directors to replace the Mercury General Corporation 2005 Equity Participation Plan, which expired by its terms in January 2015.
The 2015 Plan authorizes the Compensation Committee (the “Compensation Committee”) of the Board of Directors to grant stock options, restricted stock, restricted stock units, dividend equivalents, stock payment awards and stock appreciation rights. The 2015 Plan also authorizes the Compensation Committee to grant performance awards payable in the form of common stock or cash, including equity awards and incentive cash bonuses that may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). The 2015 Plan authorizes the grant of awards to employees of the Company and its subsidiaries. Non-employee directors and consultants are not eligible to receive awards under the 2015 Plan.
The 2015 Plan is administered by the Compensation Committee, which may delegate its duties and responsibilities to committees of the Company’s directors and/or officers, subject to certain limitations that may be imposed under Section 162(m), Section 16 of the Securities Exchange Act of 1934, as amended, and/or stock exchange rules, as applicable.
The maximum number of shares of the Company’s common stock for which grants may be made under the 2015 Plan is 4,900,000 shares. In addition, the following annual limitations apply: (i) the maximum aggregate number of shares of common stock that may be subject to awards granted to any one participant during a calendar year is 100,000; and (ii) the maximum aggregate amount of cash that may be paid to any one participant during any calendar year with respect to awards initially payable in cash is $10,000,000.
The 2015 Plan also contains provisions with respect to payment of exercise or purchase prices, vesting and expiration of awards, adjustments and treatment of awards upon certain corporate transactions, including stock splits, recapitalizations and mergers, transferability of awards and tax withholding requirements. The 2015 Plan may be amended or terminated by the Board at any time, subject to certain limitations requiring stockholder consent or the consent of the participant.
The foregoing description of the 2015 Plan does not purport to be complete and is qualified in its entirety by reference to the 2015 Plan, the Form of Restricted Stock Unit Agreement for use under the 2015 Plan and the Form of Stock Option Agreement for use under the 2015 Plan, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by this reference.
Compensation Matters
On February 20, 2015, the Compensation Committee established base salaries for the 12-month period beginning March 1, 2015 for George Joseph, the Company’s Chairman of the Board, and Gabriel Tirador, the Company’s President and Chief Executive Officer. Pursuant to a standing resolution of the Board of Directors, which grants authority to Messrs. Joseph and Tirador to establish the compensation for executive officers of the Company other than the Chairman of the Board and President and Chief Executive Officer, Messrs. Joseph and Tirador established base salaries for Theodore Stalick, the Company’s Senior Vice President and Chief Financial Officer, Allan Lubitz, the Company’s Senior Vice President and Chief Information Officer, and Christopher Graves, the Company’s Vice President and Chief Investment Officer, for the same period.
Pursuant to the authority granted it under the Mercury General Corporation Senior Executive Incentive Bonus Plan (the “Senior Plan”) and the Mercury General Corporation Annual Incentive Plan (the “AIP”) to establish periodic bonus programs based on specified performance objectives, on February 20, 2015, the Compensation Committee established criteria underlying bonuses to be awarded under the Senior Plan and the AIP for the 2015 performance period. Specifically, the Compensation Committee established performance objectives for the 2015 performance period related to the Company’s earned premium growth and combined ratio during 2015, including a reinsurance catastrophe load of $30 million and excluding the impact of catastrophic losses, net of any reinsurance recoveries, and the cost of any reinsurance purchased specifically to cover catastrophic losses. The Compensation Committee also established for each participant a target bonus amount under the Senior Plan and the AIP as a percentage of base earnings during 2015 if the applicable performance objectives are attained and with respect to each performance objective under the Senior Plan and the AIP a minimum threshold necessary to receive any bonus and an objective formula for determining bonus amounts at performance levels above the threshold amount. The maximum bonus payable to each of Messrs. Joseph, Tirador, Lubitz and Stalick for 2015 will not exceed 1.613 times the target bonus. Mr. Graves is awarded an annual cash bonus determined in the discretion of the Chairman of the Company’s Board of Directors and Chief Financial Officer based on the financial performance of the Company’s investment portfolio under his management. After review of the Company’s investment portfolio during 2014, Mr. Graves received a bonus equal to $200,000.
On February 20, 2015, the Compensation Committee granted performance-based restricted stock units under the 2015 Plan to 68 employees of the Company, including Messrs. Joseph, Tirador, Stalick and Lubitz and the Company’s other executive officers, other than Mr. Graves. Each grant of performance-based restricted stock units was made pursuant to an award agreement specifying the terms and conditions of the grants, including the performance-based vesting conditions. The performance-based restricted stock units will not vest until the end of a three-year performance period through December 31, 2017, and then will vest up to 187.5% of the target number of performance-based restricted stock units granted to each employee, including the Company’s executive officers, if, and to the extent that, the Company’s underwriting income and premium growth during such three-year period achieves or exceeds the threshold performance levels established by the Compensation Committee. The performance-based restricted stock units granted are eligible to vest for an aggregate of 96,250 shares of the Company’s common stock if target performance levels established by the Compensation Committee for both corporate objectives are achieved and up to an aggregate of 180,469 shares of the Company’s common stock if maximum performance levels established by the Compensation Committee are achieved for both corporate objectives. The foregoing awards are subject to shareholder approval. Accordingly, if the 2015 Plan is not approved at the 2015 Annual Meeting of Shareholders, the awards will be automatically forfeited.
The annual base salaries effective March 1, 2015, target bonus percentages and target and maximum restricted stock unit grants for the Company’s named executive officers, including its principal executive officer and principal financial officer, are set forth in the following table:

Name	Title	Annual Base Salary	Target Bonus Percentage	Target Restricted Stock Units	Maximum Restricted Stock Units
George Joseph	Chairman of the Board	$990,000	120%	10,000	18,750
Gabriel Tirador	President and Chief Executive Officer	$920,000	120%	10,000	18,750
Theodore Stalick	Senior Vice President and Chief Financial Officer	$570,359	60%	6,000	11,250
Allan Lubitz	Senior Vice President and Chief Information Officer	$434,916	75%	6,000	11,250
Christopher Graves	Vice President and Chief Investment Officer	$421,168	–	–	–

Item 9.01 Financial Statements and Exhibits.
Exhibit
Number    Description of Exhibit

10.1
Mercury General Corporation 2015 Incentive Award Plan. Filed as an exhibit to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 20, 2015 (File No. 333-202204) and incorporated herein by reference.

10.2
Form of Restricted Stock Unit Agreement under the Mercury General Corporation 2015 Incentive Award Plan. Filed as an exhibit to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 20, 2015 (File No. 333-202204) and incorporated herein by reference.

10.3
Form of Stock Option Agreement under the Mercury General Corporation 2015 Incentive Award Plan. Filed as an exhibit to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 20, 2015 (File No. 333-202204) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2015    MERCURY GENERAL CORPORATION

By:     /s/ THEODORE STALICK
Name: Theodore Stalick
Its: Chief Financial Officer